Exhibit 21.1
Applied Digital Solutions, Inc.
List of Subsidiaries

Company Name	Country or State of Incorporation/Formation
ACT Communications Inc.	Delaware
ACT-GFX Canada, Inc.	Ontario, Canada
ADS Bay Area, Inc. f/k/a Lynch, Marks & Associates, Inc.	California
ADSI Telecomm Services, Inc.	Pennsylvania
Advanced Telecomm of Maryland, Inc.	Pennsylvania
Advanced Telecomm of Pittsburgh	Pennsylvania
Applied Digital Retail Limited f/k/a Transatlantic Software Corporation Limited	United Kingdom
Applied Digital Solutions Financial Corp.	New Hampshire
Applied Digital Solutions International Limited	United Kingdom
Arjang, Inc. f/k/a Applied Digital Retail, Inc. f/k/a STR, Inc.	Ohio
Blue Star Electronics, Inc.	New Jersey
Bostek, Inc.	Massachusetts
Caledonian Venture Holdings Limited	United Kingdom
Computer Equity Corporation	Delaware
Cybertech Station, Inc.	Pennsylvania
Daploma International A/S	Denmark
Daploma Polska	Poland
Digital Angel Chile, S.A.	Chilie
Digital Angel Corporation f/k/a Medical Advisory Systems, Inc.	Delaware
Digital Angel de Brazil Produtos de Information LTDA.	Brazil
Digital Angel Holdings, LLC	Minnesota
Digital Angel International, Inc.	Minnesota
Digital Angel Paraguay S.A.	Paraguay
Digital Angel Uruguay S.A.	Uruguay
Digital Angel S.A.	Argentina
Digital Angel Technology Corporation f/k/a Digital Angel Corporation f/k/a Digital Angel.net Inc.	Delaware
Digitag A/S	Denmark
DSD Holdings A/S	Denmark
Elite Computer Services, Inc.	New Jersey
Fearing Manufacturing Co., Inc.	Minnesota
Government Telecommunications, Inc.	Virginia
Information Technology Services, Inc.	New York
InfoTech USA, Inc. f/k/a Information Products Center, Inc.	New Jersey
InfoTech USA, Inc. f/k/a SysComm International Corporation	Delaware
Instantel Inc.	Canada
Intellesale, Inc. f/k/a Intellesale.com, Inc.	Delaware
Micro Components International Incorporated	Massachusetts
Neirbod Corp. f/k/a ACT Wireless Corp.	Delaware
OuterLink Corporation	Delaware
Pacific Decision Sciences Corporation	Delaware
Perimeter Acquisition Corp.	Delaware
Precision Point Corporation	Delaware
Signal Processors Limited	United Kingdom
Signature Industries Limited	United Kingdom

Thermo Life Energy Corp. f/k/a Advanced Power Solutions, Inc.	Delaware
TigerTel Communications Inc. successor by merger with TigerTel Telecommunications Corp. f/k/a	Canada
Consolidated Technologies Holdings Inc. (Applied Digital Solutions, Inc. owns 21.88% of the corporation)	Canada
Timely Technology Corp.	California
U.S. Kite & Key Corp. f/k/a U.S. Electrical Products Corp.	New Jersey
VeriChip Corporation	Delaware
VeriChip Holdings, Inc. (formerly know as VeriChip Inc. and EXI Wireless, Inc.)	Canada
VeriChip Corporation (formerly known as VeriChip Systems, Inc. - Instantel Inc., VeriChip Solutions Inc. f/k/a HOUNDware Corporation and VeriChip Systems Inc. f/k/a EXI Wireless Systems, Inc. were amalgamated under the name of VeriChip Systems Inc.),
Canada
WYR, Inc. f/k/a GDB Software Services, Inc.	New York